Exhibit 4.1
                                                                    -----------

                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE, dated as of August 17, 2005 among ACCO Brands Corporation, a Delaware corporation ("ACCO"), the Guarantors signatory hereto (the "Guarantors") and Wachovia Bank, National Association, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, ACCO Finance I, Inc. ("ACCO Finance") and the Trustee heretofore executed and delivered an Indenture, dated as of August 5, 2005 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 7?% Senior Subordinated Notes due 2015 of ACCO Finance (the "Securities") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

         WHEREAS, Article 5 of the Indenture provides that upon the execution and delivery by ACCO to the Trustee of this Supplemental Indenture, ACCO shall be the successor issuer of the Notes under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, ACCO Finance under the Indenture and the Securities and ACCO Finance shall be discharged from all obligations and covenants under the Indenture and the Securities;

         WHEREAS, Section 9.01 of the Indenture provides that ACCO Finance and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities by entering into a supplemental indenture in order to provide for the assumption by ACCO of its obligations under the Indenture; and

         WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of ACCO and the Guarantors.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, ACCO, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                   ARTICLE I

                        Assumption by Successor Company
                        -------------------------------

         Section 1.1. Assumption of the Securities. ACCO hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt (including accrued original issue discount on such debts, if any), obligation, covenant and agreement incurred, made or to be paid, performed or discharged by ACCO Finance under the Indenture and the Securities.

         ACCO hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that is shall be the successor issuer of the Notes and shall succeed to, and be substituted for, and may exercise every right and power of, ACCO Finance, as the predecessor issuer of the Notes, under the Indenture and the Securities, all to the extent provided in and in accordance with the terms and conditions of, the Indenture.

         Section 1.2 Discharge of ACCO Finance. ACCO Finance is hereby expressly discharged from all debts, obligations, covenants and agreements under or relating to the Indenture and the Securities.

         Section 1.3 Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the indenture.

                                   ARTICLE II

                             Additional Guarantors
                             ---------------------

         Section 2.1. Agreement to Guarantee. The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

                                  ARTICLE III

                                 Miscellaneous
                                 -------------

         Section 3.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by ACCO, ACCO Finance, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 3.2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         Section 3.3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         Section 3.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         Section 3.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of the Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         Section 3.6 Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

         Section 3.7. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.8. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express of implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

         Section 3.9 Successors. All agreements of ACCO in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         Section 3.10 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not the elsewhere herein so provided.

         Section 3.11 Governing Law. THIS SUPPLEMENTAL SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE. EACH OF ACCO AND THE GUARANTORS AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST ACCO OR A GUARANTORS BROUGHT BY THE TRUSTEE OR HOLDERS ARISING OUT OF OR BASED UPON THIS SUPPLEMENTAL INDENTURE MAY BE INSTITUTED IN ANY STATE OR U.S. FEDERAL COURT IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUIT, ACTION OR PROCEEDING.

         Section 3.12. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 3.13. Headings. The Article and Section headings herein are inserted for convenience or reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms of provisions hereof.


                           [Signature page follows.]

         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                       ACCO BRANDS CORPORATION



                                       By:  /s/ David D. Campbell
                                           ----------------------------------
                                            Name:  David D. Campbell
                                            Title: shief Executive Officer

                                       ACCO BRANDS USA LLC
                                       BOONE INTERNATIONAL, INC.
                                       DAY-TIMERS, INC.
                                       POLYBLEND CORPORATION
                                       SWINGLINE INC.
                                       ACCO BRANDS INTERNATIONAL, INC.
                                       ACCO EUROPE FINANCE HOLDINGS, LLC
                                       ACCO EUROPE INTERNATIONAL HOLDINGS, LLC
                                       ACCO INTERNATIONAL HOLDINGS, INC.
                                       GENERAL BINDING CORPORATION
                                       GBC INTERNATIONAL, INC.
                                       VELOBIND, INCORPORATED
                                            as Guarantors



                                       By:   /s/ Steven Rubin
                                           ----------------------------------
                                           Name:   Steven Rubin
                                           Title:  Secretary

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as Trustee



                                        By:    /s/ Paul Anatrella
                                           ----------------------------------
                                           Name:   Paul Anatrella
                                           Title:  Vice President & Manager